UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2009

QUESTAR PIPELINE COMPANY (Exact name of registrant as specified in charter)
STATE OF UTAH	000-14147	87-0307414
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

180 East 100 South Street, P.O. Box 45360, Salt Lake City, Utah 84145-0360
(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-2400

                                  Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

       CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

       CFR 240.13e-4(c))

Item 8.01.

Other Events

On September 8, 2009, Questar Pipeline Company (the "Registrant") entered into a purchase agreement (the "Purchase Agreement") with Barclays Capital Inc. and SunTrust Robinson Humphrey, Inc. (together, the "Underwriters"), relating to issuance and sale by the Registrant of $50,000,000 aggregate principal amount of 5.83% Notes due 2018 (the "Notes"). The $50,000,000 aggregate principal amount of Notes constitute a further issuance of, are fungible with and are consolidated with, the $200,000,000 aggregate principal amount of 5.83% Notes due 2018 issued by the Registrant on January 15, 2008 and form a single series with those notes. The sale of the Notes will be completed under the Registrant's shelf registration statement on Form S-3 (File No. 333-161469) (as amended by Pre-Effective Amendment No. 1 thereto, the "Registration Statement"). Subject to customary closing conditions, the Notes are expected to be issued on September 15, 2009.

In the Purchase Agreement, the Registrant made various representations and warranties to the Underwriters and generally agreed to indemnify, subject to the exceptions in the Purchase Agreement, the Underwriters and their respective affiliates from, among other things, any untrue statement of a material fact, or omission to state a material fact, in the Registration Statement, the disclosure package or the prospectus related thereto.

The above description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

Exhibit No.

Exhibit

     1.1

Purchase Agreement, dated September 8, 2009, by and among Questar Pipeline Company, Barclays Capital Inc. and SunTrust Robinson Humphrey, Inc.

This exhibit is being filed as part of this report:

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR PIPELINE COMPANY

September 11, 2009

/s/ Richard J. Doleshek

Richard J. Doleshek

Executive Vice President

and Chief Financial Officer

List of Exhibits

Exhibit No.

Exhibit

     1.1

Purchase Agreement, dated September 8, 2009, by and among Questar Pipeline Company, Barclays Capital Inc. and SunTrust Robinson Humphrey, Inc.

This exhibit is being filed as part of this report:

1